                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Daniel Green Company
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              DANIEL GREEN COMPANY
                                ONE MAIN STREET
                           DOLGEVILLE, NEW YORK 13329

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 9, 1999

     The Annual Meeting of Stockholders of Daniel Green Company (the "Company") will be held at the Marriott Hotel, Carrier Circle, Syracuse, New York on Friday, April 9, 1999 at 10:00 o'clock in the forenoon, for the following purposes:

     1.  To elect the Board of Directors of the Company.

     2. To ratify the action of the Board of Directors in selecting Deloitte & Touche LLP as auditors for the Company for 1999.

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record as of the close of business on February 12, 1999 are entitled to notice of and to vote at the meeting and at any adjournment thereof.


                                            By order of the Board of Directors


                                            GARY E. PFLUGFELDER, Clerk


Boston, Massachusetts
March 12, 1999

     A FORM OF PROXY AND A RETURN ENVELOPE ARE ENCLOSED FOR THE USE OF STOCKHOLDERS. IT IS REQUESTED THAT YOU FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING IN SYRACUSE ON APRIL 9, 1999.

                              DANIEL GREEN COMPANY
                                ONE MAIN STREET
                           DOLGEVILLE, NEW YORK 13329

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 9, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Daniel Green Company, a corporation organized under the laws of The Commonwealth of Massachusetts (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, April 9, 1999 at 10:00 A.M. at the Marriott Hotel, Carrier Circle, Syracuse, New York, together with any and all adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy will first be sent or given to stockholders on or about March 12, 1999. A copy of the Annual Report to Stockholders of the Company for the year ended December 31, 1998, including audited financial statements, is being mailed with this Proxy Statement.

     The close of business on February 12, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment. Each stockholder shall be entitled to one vote for each share held of record in his or her name on that date. There were outstanding on the record date 1,572,873 shares of Common Stock, $2.50 par value per share, of the Company, being the only class of stock of the Company issued and outstanding and entitled to vote at the meeting.

     The enclosed proxy is solicited by and on behalf of the Company, which has designated the nominees for Directors listed below. A stockholder giving such proxy has the right to revoke it at the meeting or at any time prior thereto. All shares represented by proxies in the form enclosed herewith will be voted at the meeting and at any adjournments in accordance with the terms of such proxies, provided such proxies appear to be valid and to have been executed by stockholders of record entitled to vote at the meeting and have not previously been revoked. If no contrary instructions are given, the persons named in the proxy will vote FOR the election of each of the Board's nominees for the Board of Directors and FOR the ratification of the action of the Board of Directors in selecting Deloitte & Touche LLP as auditors for the Company.

     The Board of Directors does not know of any matters not specifically referred to below which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     In accordance with the By-Laws of the Company, a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the meeting, is required to constitute a quorum for the transaction of business. The affirmative vote of a majority of the quorum shall be required for the election of Directors and to pass any measure properly presented to the meeting. Shares which abstain from voting on any matter shall be included for purposes of determining the presence of a quorum, but shall be excluded in tabulating votes cast for or against any proposal to which an abstention pertains. Similarly, shares voted by record holders exercising proxy authority on behalf of beneficial owners shall be included for purposes of determining the presence of a quorum, but shall be excluded in tabulating votes cast for or against any matter with respect to which required voting authority has not been granted.

     All costs of preparing, assembling and mailing the enclosed proxy material, and any additional material which may hereafter be sent in connection with the solicitation and collection of the enclosed proxy, will be paid by the Company and no part will be paid directly or indirectly by any other person. Solicitation of proxies may be made by personal interview, mail, telephone or telecopier by officers and regular employees of the Company but no additional compensation will be paid them for the time so employed.

                             ELECTION OF DIRECTORS

     The Board of Directors has recommended that the number of Directors of the Company for the ensuing year be fixed at seven. Each of the persons named below has been nominated by the Board for election and has consented to serve as a Director (unless unexpectedly unavailable) until the next annual meeting of stockholders and until his successor is duly elected and qualified. Each nominee now serves as a Director. Set forth below are the names and certain information about the Company's seven nominees for Director:

EDWARD BLOOMBERG, Age: 61

Edward Bloomberg has been a Director of the Company since 1993. He is an independent investment advisor.

STEVEN M. DEPERRIOR, Age: 40

Steven M. DePerrior has been a Director of the Company since 1996. He is a Principle for Burke Group, which provides certain human-resources consulting services to the Company. Mr. DePerrior also serves on the board of directors of Centennial Technologies.

DAVID T. GRIFFITH, Age: 52

David T. Griffith has been a Director of the Company since 1994. He is President of M. Griffith, Inc., which provides financial planning and investment services to individuals and institutions.

GREGORY M. HARDEN, Age: 42

Gregory M. Harden has been a Director of the Company since 1996. He is President and Chief Executive Officer of Harden Furniture Co., Inc. , a furniture manufacturer in McConnellsville, New York. Mr. Harden also serves on the board of directors for Oneida, Ltd. and New York Design Center.

GARY E. PFLUGFELDER, Age: 67

Gary E. Pflugfelder has been a Director of the Company since 1983. Mr. Pflugfelder is sales consultant to, and prior to September 6, 1992 served as General Manager of, the Personal Financial Security Division of Aetna Life & Casualty Company.

JAMES R. RIEDMAN, Age: 39

James R. Riedman has been a Director of the Company since 1993 and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1996. Mr. Riedman is President of Riedman Corporation, a commercial insurance agency which obtains property and casualty insurance coverage for the Company.

GREG A. TUNNEY, Age: 37

Greg A. Tunney has been a Director of the Company since 1998 and has been President and Chief Operating Officer of the Company since 1998. Prior to April 1998, Mr. Tunney had been a Vice President of Brown Shoe Company since 1992.

     There are no family relationships among the Directors or the executive officers of the Company.

     A stockholder using the enclosed form of proxy may authorize the persons named in the proxy to vote for all or any of the above named nominees or may withhold from said persons authority to vote for all or any of such nominees. The Board of Directors recommends a vote FOR the nominees named above. If, for any reason, any of the nominees named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons, if any, as the Board of Directors may recommend. The Board of Directors has no reason to believe any nominees will be unavailable.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
                     OF THE BOARD OF DIRECTORS DURING 1998

     The Board of Directors held four meetings during 1998. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors and any committee on which he served.

     The Board has a Compensation/Pension Committee whose function is to review executive compensation, including the grant of stock options under the Company's Stock Incentive Plan, and matters relating to the Company's benefit plans. The members of the Compensation/Pension Committee at the end of 1998 were Messrs. Pflugfelder, DePerrior and Griffith. The Compensation/Pension Committee met twice during 1998.

     The Board has a Nominating Committee whose function is to select candidates for nomination to the Board of Directors. The members of the Nominating Committee at the end of 1998 were Messrs. Riedman, Bloomberg and DePerrior. The Nominating Committee met one time during 1998. While there is no formal procedure established for stockholders to submit recommendations to the Nominating Committee, the Nominating Committee will consider candidates whose names are submitted to the Company.

     The Board also has an Audit Committee whose members at the end of 1998 were Messrs. Bloomberg, Griffith and Harden. The Audit Committee met twice during 1998. In carrying out its responsibilities, the Audit Committee reviews the Company's policies and procedures for internal accounting and financial controls with the Company's independent auditors and with management and also reviews the degree of cooperation extended to the auditors by Company employees. The Committee also reviews the results of the audit of the Company's year-end financial statements and notes.

     Other functions of the Audit Committee are to recommend the selection of the Company's independent auditors and to approve any professional service rendered by the independent auditors after considering whether providing such service will affect the independence of the auditors.

                           COMPENSATION OF DIRECTORS

     Each Director receives a $500 fee for each meeting of the Board of Directors attended. In addition, each Director who is not an officer of the Company receives a $500 fee for each meeting of a committee of the Board attended ($650 in the case of the committee chairman). Directors who are not officers of the Company are also paid an annual retainer of $2,500.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each beneficial owner known by the Company to own 5% or more of the Common Stock, each current Director, each nominee for Director, the Chief Executive Officer of the Company and all Directors, nominees for Director and executive officers of the Company as a group, as of February 2, 1999.

                                             SHARES OF             PERCENTAGE OF
                                            COMMON STOCK            COMMON STOCK
                                            BENEFICIALLY            BENEFICIALLY
NAME AND ADDRESS                            OWNED AS OF             OWNED AS OF
OF BENEFICIAL OWNER                       FEBRUARY 2, 1999        FEBRUARY 2, 1999
-------------------                       ----------------        ----------------
Edward Bloomberg
  11 Turnagain Road
  Kentfield, CA 94904                         129,500(1)                8.23%

Michael J. Crew
  Investment Advisor
  681 Falmouth Rd., Box C-2
  Mashpee, MA 02649                           101,650(2)                6.46%

Steven DePerrior
  Burke Group
  10 East Street
  Honeyoe Falls, NY 14472                         500                      *

David T. Griffith
  M. Griffith, Inc.
  555 French Road
  P.O. Box 895
  New Hartford, NY 13413                       51,732                   3.28%

Gregory Harden
  Harden Furniture
  Mill Pond Way
  McConnellsville, NY 13401                     2,000                      *

Gary E. Pflugfelder
  500 South Salina Street
  Suite 320
  Syracuse, NY 13202                            5,000(3)                   *

James R. Riedman
  Riedman Corporation
  45 East Corporation
  Rochester, NY 14064                         511,855(4)               32.54%

Riedman Corporation
  45 East Avenue
  Rochester, NY 14600                         501,355(5)               31.87%

Retirement Committee
  of the Daniel Green Company
  Retirement Savings Partnership Plan
  One Main Street
  Dolgeville, NY 13329                        116,444                   7.40%

                                             SHARES OF             PERCENTAGE OF
                                            COMMON STOCK            COMMON STOCK
                                            BENEFICIALLY            BENEFICIALLY
NAME AND ADDRESS                            OWNED AS OF             OWNED AS OF
OF BENEFICIAL OWNER                       FEBRUARY 2, 1999        FEBRUARY 2, 1999
-------------------                       ----------------        ----------------

Greg A. Tunney
  Daniel Green Company
  One Main Street
  Dolgeville, NY 13329                         50,000(6)                3.17%

9 Officers and Directors as a Group           776,387(1)(3)(4)         49.36%
                                                     (5)(6)(7)

---------------
* Less than 1%

(1) Includes 14,000 shares held by members of Mr. Bloomberg's family and 61,500 shares held by Mr. Bloomberg on behalf of clients in his capacity as an investment advisor, as to which Mr. Bloomberg disclaims beneficial ownership.

(2) Based solely upon information provided to the Company on a Schedule 13D filed on August 10, 1998.

(3) Includes 500 shares owned by a family member, as to which Mr. Pflugfelder disclaims beneficial ownership.

(4) Includes 501,355 shares beneficially owned by Riedman Corporation, of which Mr. Riedman is president and a director, as to which Mr. Riedman disclaims beneficial ownership.

(5) Includes 25,000 shares that Riedman Corporation may purchase through exercise of a stock option granted to it in on July 29, 1997 in connection with a bridge loan to the Company.

(6) Includes 50,000 shares that Mr. Tunney may purchase through the exercise of a stock option granted to him under the Company's Stock Incentive Plan.

(7) Includes 25,000 shares that John E. Brigham, Treasurer of the Company, may purchase through exercise of a stock option granted to him under the Company's Stock Incentive Plan and 800 shares held by Mr. W. Lee Bynon, Executive Vice President of the Company.

                       EXECUTIVE OFFICERS OF THE COMPANY

     In addition to Mr. Riedman, the following persons served as executive officers of the Company during 1998. The position with the Company and the principal employment of each such person for the five years prior to December 31, 1998, were as follows:

     Mr. Warren J. Reardon III, who served as President and Chief Operating Officer of the Company, resigned from those positions effective November 18, 1997. Mr. Reardon agreed to continue his employment with the Company until his successor began service as President. Following Mr. Tunney's appointment as President on April 1, 1998, Mr. Reardon served as a consultant to the Company through November 1998. Mr. Reardon became President of the Company on March 27, 1992 and Chief Operating Officer on June 26, 1996; he also served as Chief Executive Officer from June 30, 1992 until June 26, 1996.

     Mr. Tunney became President of the Company on April 1, 1998. Prior to his appointment as President of the Company, Mr. Tunney had served as a Vice President of Brown Shoe Company in Saint Louis, Missouri since 1992.

     Mr. W. Lee Bynon, age 56, is Executive Vice President of Sales and Marketing and, prior to 1998, had served as the Vice President, Sales for the Company since 1991.

     Mr. John E. Brigham, age 46, is Treasurer and Chief Financial Officer of the Company. He has served in that capacity since October, 1998. Prior to joining the Company, Mr. Brigham was a Business Development Executive for Charterhouse Group International, Inc. from April, 1998 through October, 1998 and prior to that, Mr Brigham worked for EMI Company where he held the positions of President and Chief Operating Officer from 1996 through 1998 and Senior Vice President and Chief Financial Officer from 1994 through 1996.

                 COMPENSATION OF EXECUTIVE OFFICERS DURING 1998

     The following information concerning annual and long-term compensation is furnished for the years 1996, 1997 and 1998 with respect to the Chief Executive Officer of the Company and each executive officer of the Company who received compensation for 1998 which exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                 ANNUAL COMPENSATION                 -------------
                                        -------------------------------------         SECURITIES
          NAME AND                                               OTHER ANNUAL         UNDERLYING
     PRINCIPAL POSITION       YEAR       SALARY       BONUS      COMPENSATION           OPTIONS
     ------------------       ----      --------      -----      ------------        -------------
Greg A. Tunney..............  1998      $119,400       -0-         $    149(1)       50,000 Shares

Warren J. Reardon III.......  1998      $ 17,000       -0-         $106,054(1)(2)    2,000 Shares
(President through            1997      $101,500                   $ 23,794(1)(2)
November 18,1997;
CEO through June 26,1996)     1996      $100,000                   $    108(1)

James R. Riedman............  1998      $ 25,000       -0-              -0-          10,000 Shares
(CEO since June 26, 1996)     1997      $ 25,000
                              1996      $ 12,500(3)

---------------
(1) Figure reflects amount of annual premiums for group term life insurance paid by the Company: Mr. Reardon -- 1996-$108, 1997-$112, 1998-$136; Mr.
    Tunney -- 1998-$149.

(2) Figure reflects cash-surrender value of life insurance policy assigned by the Company to Mr. Reardon (1997-$12,282; 1998-$9,518), estimated value of occupancy of house owned by the Company ($11,400 per year) and $85,000 to Mr. Reardon as separation/consulting fees following his termination of employment with the Company.

(3) Figure reflects six months' service as CEO at an annual salary was $25,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Riedman Corporation, a commercial insurance agency of which Mr. Riedman is president, obtains property and casualty insurance for the Company. During 1996, 1997 and 1998, the Company paid $547,631, $443,328 and approximately $272,102, respectively, for such insurance coverage. Riedman Corporation's total fees in connection with these transactions were less than $35,000 for 1996, $30,000 for 1997 and $26,000 for 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who hold more than 10% of its Common Stock to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of Common Stock. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, with respect to its 1998 fiscal year, all filing requirements applicable to the Company's officers, directors and greater-than-10% shareholders were complied with except that a report on SEC Form 3 disclosing Mr. Brigham's beneficial ownership of the Company's common stock at the time of his commencement of employment was filed late.

                   RATIFICATION OF THE SELECTION OF AUDITORS

     The Company's financial statements for the year ended December 31, 1998 were examined by Deloitte & Touche LLP, independent certified public accountants. Deloitte & Touche LLP (or a predecessor firm) has served as the Company's independent auditors since 1973. The Board of Directors, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the independent auditors of the Company for 1999, subject to ratification by the stockholders.

     A representative of Deloitte & Touche LLP will be present at the meeting to answer questions and make a statement if he desires to do so.

     The Board of Directors recommends a vote FOR the ratification of its selection of Deloitte & Touche LLP as the Company's independent auditors.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     A stockholder proposal submitted for inclusion in the proxy and proxy statement relating to the next Annual Meeting of Stockholders of the Company must be received by the Company no later than November 12, 1999.

     STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON FEBRUARY 12, 1999 AND BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK ARE ENTITLED TO RECEIVE A COPY WITHOUT CHARGE OF THE COMPANY'S 1999 ANNUAL REPORT TO THE S.E.C. ON FORM 10-KSB. STOCKHOLDERS WHO WISH TO RECEIVE A COPY OF THIS REPORT SHOULD WRITE TO: MR. JOHN BRIGHAM, TREASURER, DANIEL GREEN COMPANY, ONE MAIN STREET, DOLGEVILLE NEW YORK 13329.



                                            GARY E. PFLUGFELDER, Clerk


March 12, 1999

SKU 0847-PS-99
--------------

                                  DETACH HERE


                                     PROXY

                              DANIEL GREEN COMPANY

     ANNUAL MEETING OF STOCKHOLDERS - FRIDAY, APRIL 9, 1999, AT 10:00 A.M.


     The undersigned stockholder in Daniel Green Company (the "Company") hereby appoints James R. Riedman, David T. Griffith and Greg A. Tunney, or any of them, proxies for the undersigned with all the powers the undersigned would possess if personally present, to vote all common stock of the undersigned in the Company at the Annual Meeting of Stockholders of said Company on April 9, 1999 and at all adjournments thereof, for the election of directors, upon the proposal to ratify the selection of Deloitte & Touche LLP as auditors for the Company and in their discretion upon any other matter which may properly come before said meeting or any adjournment. The undersigned hereby revokes all previous proxies.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 SET FORTH ON THE REVERSE SIDE.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

DANIEL GREEN COMPANY

     c/o EquiServe
     P.O. Box 8040
     Boston, MA 02266-8040






                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

                MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

  1. Election of Directors.                                                                                  FOR    AGAINST  ABSTAIN
     NOMINEES: Edward Bloomberg, Steve M. DePerrior,              2. To ratify the selection of Deloitte &   [ ]      [ ]      [ ]
     David T. Griffith, Gregory M. Harden, Gary E. Pflugfelder,      Touche LLP as independent auditors
     James R. Riedman and Greg A. Tunney                             for the Company.

               FOR       WITHHELD
               [ ]         [ ]

  [ ] _______________________________________
      For all nominees except as noted above
                                                                  MARK HERE IF YOU PLAN TO ATTEND THE MEETING                  [ ]

                                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [ ]


                                                                  PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
                                                                  ENVELOPE AS SOON AS POSSIBLE.



Signature: ____________________________ Date: ________________    Signature: ____________________________ Date: ________________